Exhibit 16.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED WORLD INVESTMENT SERIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated International Equity Fund, a portfolio of Federated International Series, Inc., into Federated International Value Fund a  portfolio of Federated World Investment Series, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		May 15, 2009
John F. Donahue	Director

/S/ J. Christopher Donahue		May 15, 2009
J. Christopher Donahue	President and Director
(Principal Executive Officer)

/S/ Richard A. Novak		May 15, 2009
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ John T. Conroy, Jr.		May 15, 2009
John T. Conroy, Jr.	Director

/S/ Nicholas P. Constantakis		May 15, 2009
Nicholas P. Constantakis	Director

/S/ John F. Cunningham		May 15, 2009
John F. Cunningham	Director

/S/ Peter E. Madden		May 15, 2009
Peter E. Madden	Director

/S/ Charles F. Mansfield, Jr.		May 15, 2009
Charles F. Mansfield, Jr.	Director

May 15, 2009
R. James Nicholson	Director

/S/ Thomas M. O’Neill		May 15, 2009
Thomas M. O’Neill	Director

/S/ John S. Walsh		May 15, 2009
John S. Walsh	Director

/S/ James F. Will		May 15, 2009
James F. Will	Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED WORLD INVESTMENT SERIES, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated International Equity Fund, a portfolio of Federated International Series, Inc., into Federated International Value Fund a  portfolio of Federated World Investment Series, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ R. James Nicholson		May 19, 2009
R. James Nicholson	Director